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                                                                      Exhibit 25


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                          ___________________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                         36-0899825
                                                  (I.R.S. EMPLOYER
                                                  IDENTIFICATION NO.)


ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS            60670-0126
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS  60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                               _________________

                          FLEET FINANCIAL GROUP, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

RHODE ISLAND                                           05-0341324
(STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)


50 KENNEDY PLAZA                                              02903
PROVIDENCE, RHODE ISLAND                                    (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                    Senior and Subordinated Debt Securities
                        (Title of Indenture Securities)

Item 1. GENERAL INFORMATION. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington, D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16. LIST OF EXHIBITS. List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not applicable.

          6.   The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not applicable.

          9.   Not applicable.


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

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 25th day of October, 1994.


                                            THE FIRST NATIONAL BANK OF CHICAGO,
                                            Trustee,



                                            By: /s/John R. Prendiville
                                               ------------------------------
                                                   John R. Prendiville
                                                   Vice President

__________________________

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26(b) to the Registration Statement on Form S-3 of Dow Capital B.V. and The Dow Chemical Company, filed with the Securities and Exchange Commission on June 3, 1991
     (Registration No. 33-36314).





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

                                   EXHIBIT 6

                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                             October 25, 1994

Securities and Exchange Commission
Washington, D.C.    20549


Gentlemen:

        In connection with the qualification of an indenture between Fleet Financial Group, Inc. and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                             Very truly yours,


                                             THE FIRST NATIONAL BANK OF CHICAGO


                                             By: /s/John R. Prendiville
                                                ------------------------------
                                                    John R. Prendiville
                                                    Vice President





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

                                   EXHIBIT 7
                                   ---------

        A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                                                                             EXHIBIT 7 TO EXHIBIT 25

Legal Title of Bank:  The First National Bank of Chicago                 Call Date: 6/30/94 ST-BK: 17-1630 FFIEC 031
Address:              One First National Plaza, Suite 0460                                                 Page RC-1
City, State Zip:      Chicago, IL    60670-0460
FDIC Certificate No.: 0/3/6/1/8
                      ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1994

All schedules are to reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding on the last business day of the quarter.

SCHEDULE RC-BALANCE SHEET

                                                                       DOLLAR AMOUNTS IN                            C400        <-
                                                                           THOUSANDS            RCFD            BIL MIL THOU   ----
                                                                       -----------------        ----            ------------
ASSETS
 1. Cash and balances due from depository
    institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1).........                           0081             2,999,432      1.a.
    b. Interest-bearing balances (2) ................................                                            7,408,337      1.b.
 2. Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A) ...                           1754               114,178      2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)..                           1773               354,495      2.b.
 3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and
    Agreement subsidiaries, and in  IBFs:
    a. Federal Funds sold ...........................................                           0276             3,997,507      3.a.
    b. Securities purchased under agreements to resell...............                           0277               756,008      3.b.
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income
       (from Schedule RC-C)..........................................   RCFD 2122 14,441,302                                    4.a.
    b. LESS: Allowance for loan and lease losses.....................   RCFD 3123    336,826                                    4.b.
    c. LESS: Allocated transfer risk reserve.........................   RCFD 3128          0                                    4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)..........................                           2125            14,104,476      4.d.
 5. Assets held in trading accounts..................................                           3545             9,635,521      5.
 6. Premises and fixed assets (including capitalized leases).........                           2145               489,446      6.
 7. Other real estate owned (from Schedule RC-M).....................                           2150                59,331      7.
 8. Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)...................................                           2130                 6,886      8.
 9. Customers' liability to this bank on acceptances outstanding.....                           2155               445,848      9.
10. Intangible assets (from Schedule RC-M)...........................                           2143               131,253     10.
11. Other assets (from Schedule RC-F)................................                           2160             1,283,273     11.
12. Total assets  (sum of items 1 through 11)........................                           2170            41,785,991     12.

______
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.

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

Legal Title of Bank:  The First National Bank of Chicago        Call Date: 6/30/94 ST-BK: 17-1630 FFIEC 031
Address:              One First National Plaza, Suite 0460                                        Page RC-2
City, State Zip:      Chicago, IL    60670-0460
FDIC Certificate No.: 0/3/6/1/8
                      ---------

SCHEDULE RC-CONTINUED
                                                          DOLLAR AMOUNTS IN                       C400             <-
                                                              THOUSANDS             RCFD       BIL MIL THOU       ----
                                                          -----------------         ----       ------------
LIABILITIES
13. Deposits:
   a. In domestic offices (sum of totals of columns
      A and C from Schedule RC-E, part 1)...............                          RCON 2200       14,100,202      13.a.
    (1) Noninterest-bearing(1)..........................  RCON 6631 5,795,942                                     13.a.(1)
    (2) Interest bearing................................  RCON 6636 8,304,260                                     13.a.(2)
   b. In foreign offices, Edge and Agreement
      subsidiaries, and IBFs (from Schedule RC-E,
      part II)..........................................                          RCFN 2200        9,752,314      13.b.
    (1) Noninterest-bearing(1)..........................  RCFN 6631   459,474                                     13.b.(1)
    (2) Interest bearing................................  RCFN 6636 9,292,840                                     13.b.(2)
14. Federal funds purchased and securities sold
    under agreements to repurchase in domestic
    offices of the bank and of its Edge and Agreement
    subsidiaries, and in IBFs:
    a. Federal funds purchased..........................                          RCFD 0278        2,766,451      14.a.
    b. Securities sold under agreements to repurchase...                          RCFD 0279          355,648      14.b.
15. a. Demand notes issued to the U.S. Treasury.........                          RCON 2840          101,744      15.a.
    b. Trading Liabilities..............................                          RCFD 3548        6,864,567      15.b.
16. Other borrowed money:
    a. With original maturity of one year or less.......                          RCFD 2332        1,955,477      16.a.
    b. With original maturity of more than one year.....                          RCFD 2333          488,023      16.b.
17. Mortgage indebtedness and Obligations under
    capitalized leases..................................                          RCFD 2910          273,578      17.
18. Bank's liability on acceptance executed and
    outstanding.........................................                          RCFD 2920          445,848      18.
19. Subordinated notes and debentures...................                          RCFD 3200        1,175,000      19.
20. Other liabilities (from Schedule RC-G)..............                          RCFD 2930          765,341      20.
21. Total liabilities (sum of items 13 through 20)......                          RCFD 2948       39,044,193      21.
22. Limited-Life preferred stock and related surplus....                          RCFD 3282                0      22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.......                          RCFD 3838                0      23.
24. Common stock........................................                          RCFD 3230          200,858      24.
25. Surplus (exclude all surplus related to
    preferred stock)....................................                          RCFD 3839        2,254,940      25.
26. a. Undivided profits and capital reserves...........                          RCFD 3632          287,009      26.a.
    b. Net unrealized holding gains (losses) on
       available-for-sale securities....................                          RCFD 8434              (38)     26.b.
27. Cumulative foreign currency translation adjustments.                          RCFD 3284             (971)     27.
28. Total equity capital (sum of items 23 through 27)...                          RCFD 3210        2,741,798      28.
29. Total liabilities, limited-life preferred stock,
    and equity capital (sum of items 21, 22 and 28).....                          RCFD 3300       41,785,991      29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
   bank by independent external                                                 Number

   auditors as of any date during 1993                                  |   RCFD 6724   N/A |                   M.1.

1 = Independent audit of the bank       4 = Directors' examination of the
    conducted in accordance with            bank performed by other external
    generally accepted auditing             auditors (may be required by state
    standards by a certified public         chartering authority)
    accounting firm which submits a
    report on the bank                  5 = Review of the bank's financial
                                            statements by external auditors
2 = Independent audit of the bank's
    parent holding company conducted    6 = Compilation of the bank's
    in accordance with generally            financial statements by external
    accepted auditing standards by a        auditors
    certified public accounting  firm
    which submits a report on the       7 = Other audit procedures (excluding
    consolidated holding company (but       tax preparation work)
    not on the bank separately)
                                        8 = No external audit work
3 = Director's examination of the
    bank conducted in accordance with
    generally accepted auditing
    standards by a certified public
    accounting firm (may be required
    by state chartering authority)
___________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

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